UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2018 (July 20, 2018)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 20, 2018, Tenneco Inc. (the “Company”) adopted the Tenneco Automotive Operating Company Inc. Severance Benefit Plan and Summary Plan Description (the “Plan”). The Plan replaces and supersedes the Tenneco Automotive Operating Company Inc. Severance Benefit Plan as amended and restated as of August 1, 2015. The Plan is effective as of July 20, 2018.

The Plan provides severance benefits to salaried employees of the Company and its U.S. subsidiaries whose employment is terminated in a “Covered Termination,” which means a termination by the Company (or an affiliate) without Cause (as defined in the Plan) or by the eligible employee as a result of Constructive Termination (as defined in the Plan). Employees who are temporary, part-time or / and contract workers, hourly employees and employees who are eligible for any type of severance or termination benefit under any other severance plan or agreement of the Company or any of its affiliates (other than government-provided unemployment compensation) are not eligible to participate in the Plan. Employees covered by a collective bargaining agreement are only eligible to the extent provided by the applicable collective bargaining agreement.

Any individual who was an employee of Federal-Mogul LLC or any of its subsidiaries immediately following the closing of the transactions contemplated by that certain Membership Interest Purchase Agreement by and among the Company, Federal-Mogul, American Entertainment Properties Corp., and Icahn Enterprises L.P. dated April 10, 2018 and who otherwise satisfies the requirements of an eligible employee under the Plan will become an eligible employee as of January 1, 2019 or such later date on which the individual becomes an eligible employee.

If an eligible employee’s employment terminates in a Covered Termination, he or she will receive outplacement services and a lump sum cash severance payment determined based on the group of which the eligible employee is a member. Group 1 consists of “Officers” (defined as an officer under section 16 of the Securities Exchange Act of 1934 and any other eligible employee who is designated as a member of Group 1 by the Senior Vice President of Human Resources & Administration and/or Chief Executive Officer), Group 2 consists of eligible employees who are plant managers or directors, or above, and Group 3 consists of eligible employees not described in Group 1 or Group 2. All payments and benefits under the Plan are conditioned upon the employee’s signing (and not revoking) a release and signing such other documents that the plan administrator determines.

The amount of cash severance benefits provided under the Plan are as follows:

•	Group 1: One times the employee’s base salary plus target bonus for the year of termination, plus a Medical Subsidy Payment;

•	Group 2: 1.5 weeks of base pay for each full year of continuous service as of the termination date (minimum 8 weeks of pay and maximum of 52 weeks of pay), plus a Medical Subsidy Payment; and

•	Group 3: 1.5 weeks of base pay for each full year of continuous service as of the termination date (minimum 4 weeks of pay and maximum of 52 weeks of pay), plus a Medical Subsidy Payment.

The “Medical Subsidy Payment” is an amount equal to the weekly amount of the employer-paid portion of the monthly premium for the type and level of medical coverage, if any, applicable to the employee under the plan(s) maintained by the Company or its affiliates as of the termination date multiplied by the number of weeks of pay included in the cash severance payment. If an eligible employee is not covered under a medical plan maintained by the Company or its affiliates as of his or her termination date, the amount of the Medical Subsidy Payment will be zero.

The Plan also provides that an individual who is eligible for any type of severance or termination benefit under an individual agreement between such individual and the Company or an affiliate with respect to a termination covered by the Plan will, upon a termination of employment that would otherwise constitute a Covered Termination under the Plan if such individual was an eligible employee in the Plan, be entitled to a Medical Subsidy Payment calculated based on the number of weeks of pay included in such individual’s severance payment under the individual agreement (not to exceed 52 weeks). Any Medical Subsidy Payment payable in accordance with the foregoing, will be subject to the all of the terms and conditions of the Plan that otherwise apply with respect to the payment of the cash severance payments under the Plan. An eligible employee will be ineligible to receive benefits under the Plan if his or her termination of employment occurs other than as a result of a Covered Termination, the Plan is terminated (or otherwise amended to eliminate a benefit with respect to the eligible employee), the employee would receive severance or termination benefits (whether the same or different from those provided by the Plan) under another plan, program, policy or arrangement (including an individual agreement) of the Company or any of its affiliates, the eligible employee has been offered employment, regardless of level of pay or benefits, with any entity other than the Company or affiliates as arranged by the Company or an affiliate, including in connection with any purchase of any participating affiliate’s business or assets, any outsourcing arrangement, or any arrangement to transfer employees or business to a customer, supplier or other entity doing business with the Company or any of its affiliates, or any similar transaction or arrangement (regardless of whether such eligible employee accepts such offer of employment), or if the employee’s employment terminates pursuant to any of the following: voluntary termination of employment or retirement or resignation of employment before a job-end date that has been specified by the Company or an affiliate, while receiving benefits under a short-term or long-term disability plan or program, including failure to return from a period of receiving STD/ LTD or FMLA leave, or mandatory retirement due to policies of a the Company or its affiliates. An eligible employee also will not receive payments or benefits under the Plan if the employee dies after his or her termination date and has not signed the release as of the date of death.

If a participant violates the release or any confidentiality, non-competition and/or non-solicitation agreement with the Company or any of its affiliates or if, after his or her termination date, facts are disclosed or discovered that would have constituted termination under circumstances that would have made him or her ineligible for benefits under the Plan, then the individual will forfeit any and all rights to payments and benefits under this Plan, and the individual is required to repay the full amount of the severance benefits within 15 days of receiving written notification from the plan administrator.

Any amount that an individual owes to the Company or any of its affiliates may be deducted from severance payments under the Plan, subject to applicable law.

The Plan may be terminated or amended at any time by Tenneco Automotive Operating Company Inc., provided that the Plan benefit for a participant who has signed the release and returned it to the plan administrator within the time specified therein will not be adversely affected by any such amendment or termination.

For purposes of the Plan, “Cause” means, with respect to an eligible employee, (i) fraud, embezzlement, or theft in connection with his or her employment (ii) gross negligence in the performance of his or her duties, (iii) his or her conviction, guilty plea, or plea of nolo contendere with respect to a felony, (iv) the willful and continued failure to substantially perform his or her duties for the Company and its affiliates, (v) the failure to meet the obligations required by his or her position, whether or not willful, negligent or continued, (vi) the willful or negligent engagement in conduct which is, or could reasonably be expected to be, materially injurious to any of the Company and its affiliates, monetarily or otherwise. An eligible employee’s termination of employment will be on account of “Constructive Discharge” if he or she terminates employment within a specified period following the occurrence of one or more of the following events that occurs without the employee’s written consent and that is not cured within a specified period: (i) a material reduction in the employee’s base salary, (ii) a reduction in the employee’s grade level that results in a material diminution of his or her authority, duties or responsibilities, or (iii) a change in the principal location of the employee’s primary job or office location, such that he or she will be based at a location that is 100 miles or more further from his or her principal job or office location immediately prior to the change in location.

ITEM 8.01    OTHER EVENTS.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction between Tenneco Inc. (the “Company”) and Federal-Mogul LLC, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or other document(s) that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FEDERAL-MOGUL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement and other relevant materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at investors.tenneco.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 500 North Field Drive in Lake Forest, Illinois, 60045 or by calling (847) 482-5162.

Certain Information Regarding Participants

The Company and its respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2018, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 28, 2018. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at the Company.

No Offer or Solicitations

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: July 23, 2018	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary